Exhibit 32.1
CERTIFICATIONS
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Gilead Sciences, Inc. (the Company) on Form 10-K for the annual period ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the Annual Report) and pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Gregg H. Alton, Interim Chief Executive Officer and Chief Patient Officer of the Company, and Robin L. Washington, the Executive Vice President and Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:
1. The Company's Annual Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Annual Report and results of operations of the Company for the periods covered by the Annual Report.
Dated: February 25, 2019

/S/ GREGG H. ALTON	/S/ ROBIN L. WASHINGTON
Gregg H. Alton Interim Chief Executive Officer and Chief Patient Officer	Robin L. Washington Executive Vice President and Chief Financial Officer
This certification accompanies the Form 10-K to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.